                                                                       EXHIBIT 1

                      RESTRUCTURING AND MERGER AGREEMENT


                                 BY AND AMONG

                      WASHINGTON CONSTRUCTION GROUP, INC.

                                      AND

                         MORRISON KNUDSEN CORPORATION



                              DATED: MAY 28, 1996

                               TABLE OF CONTENTS

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                                   ARTICLE 1
                            PLAN OF REORGANIZATION
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1.1       Terms of the Plan................................................   2
1.2       Support of the Plan from Creditors...............................   2
1.3       Preparation of the Disclosure Statement and Solicitation of
          Acceptances of the Plan..........................................   2
1.4       Preparation of Chapter 11 Petitions and First Day Orders.........   3
1.5       Commencement of Cases Under Chapter 11...........................   3
1.6       Post-Petition Solicitation of Acceptances of the Plan from
          Stockholders.....................................................   3
1.7       Confirmation of the Plan.........................................   4
1.8       Effective Date...................................................   4
1.9       DIP Facility.....................................................   4

                                   ARTICLE 2
                         ACTIONS ON THE EFFECTIVE DATE

2.1       Actions by the Purchaser and the Company on the Effective
          Date.............................................................   5
2.2       Employment Agreements............................................   6
2.3       Board of Directors...............................................   6

                                   ARTICLE 3
                     THE MERGER; CONVERSION OF SECURITIES

3.1       The Merger.......................................................   6
3.2       Effects of the Merger............................................   7
3.3       Certificate of Incorporation and Bylaws..........................   7
3.4       Conversion of Securities.........................................   7
3.5       Fractional Surviving Corporation Warrants........................   7
3.6       Exchange of Certificates.........................................   8
3.7       Cancellation.....................................................   8
3.8       Purchaser Common Stock...........................................   8
3.9       Corporate Name...................................................   8
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                                      (i)
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                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
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4.1       Organization, Good Standing and Authority........................   9
4.2       Binding Agreement................................................   9
4.3       Capitalization...................................................   9
4.4       Subsidiaries.....................................................  10
4.5       No Violation.....................................................  10
4.6       Exchange Act Reports and Financial Statements....................  10
4.7       Information in Disclosure Statement..............................  11
4.8       Information Provided for Purchaser Proxy Statement...............  11
4.9       Consents and Approvals...........................................  12
4.10      No Brokers.......................................................  12
4.11      Insurance........................................................  12
4.12      Labor Matters....................................................  13
4.13      Employee Benefit Plans...........................................  13
          (a)  Identification of Plans.....................................  13
          (b)  Representations Applicable to Pension Benefit Plans.........  14
          (c)  Representations with Respect to Multiemployer Plans.........  15
          (d)  Representations with Respect to Welfare Benefit Plans.......  16
          (e)  General Representations With Respect to Benefit Plans.......  16
          (f)  Disclosure of Documents and Information.....................  18
4.14      Taxes............................................................  18
4.15      Title to Properties..............................................  20
4.16      Intellectual Property Permits....................................  20
4.17      Environmental Matters............................................  21
4.18      Litigation.......................................................  21
4.19      Contracts and Commitments........................................  22
4.20      Compliance with Laws.............................................  22
4.21      Absence of Certain Developments..................................  23

                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1       Organization, Good Standing and Authority........................  23
5.2       Binding Agreement................................................  23
5.3       Capitalization...................................................  24
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5.4       Subsidiaries.....................................................  24
5.5       No Violation.....................................................  24
5.6       Exchange Act Reports and Financial Statements....................  25
5.7       Information in Disclosure Statement and Purchaser Proxy
          Statement........................................................  25
5.8       Consents and Approvals...........................................  26
5.9       Compliance with Laws.............................................  26
5.10      Employee Benefit Plans...........................................  26
          (a)  Identification of Plans.....................................  26
          (b)  Representations Applicable to Pension Benefit Plans.........  27
          (c)  Representations with Respect to Multiemployer Plans.........  28
          (d)  Representations with Respect to Welfare Benefit Plans.......  29
          (e)  General Representations With Respect to Benefit Plans.......  29
          (f)  Disclosure of Documents and Information.....................  31
5.11      Taxes............................................................  31
5.12      Environmental Matters............................................  33
5.13      Absence of Certain Developments..................................  34

                                   ARTICLE 6
                   ACTIONS BY THE COMPANY AND THE PURCHASER
                          PENDING THE EFFECTIVE DATE

6.1       Maintenance of Business..........................................  34
6.2       Certain Prohibited Company Transactions..........................  34
6.3       Certain Prohibited Purchaser Transactions........................  36
6.4       Purchaser Proxy Statement........................................  37
6.5       Meeting of Purchaser's Stockholders..............................  38
6.6       Investigation....................................................  38
6.7       Notification of Certain Matters..................................  38
6.8       Reasonable Best Efforts..........................................  38
6.9       New York Stock Exchange Listing..................................  39
6.10      Executory Contracts..............................................  39
6.11      Exclusivity......................................................  39
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                                     (iii)
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                                   ARTICLE 7
                    CONDITIONS TO THE COMPANY'S OBLIGATIONS
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7.1       Confirmation of the Plan.........................................  40
7.2       Representations, Warranties and Covenants........................  41
7.3       Purchaser Stockholders' Meeting..................................  41
7.4       Stock and Warrants Freely Tradeable..............................  41
7.5       Consents.........................................................  41
7.6       No Governmental Proceeding or Litigation.........................  41
7.7       Certificates.....................................................  42
7.8       Corporate Documents..............................................  42

                                   ARTICLE 8
                   CONDITIONS TO THE PURCHASER'S OBLIGATIONS

8.1       Completion of Other Transactions.................................  42
8.2       Representations, Warranties and Covenants........................  43
8.3       Consents.........................................................  43
8.4       No Governmental Proceeding or Litigation.........................  43
8.5       Borrowings Under DIP Facility....................................  43
8.6       Settlement of Certain Litigation.................................  43
8.7       Headquarters Lease...............................................  43
8.8       Certificates.....................................................  44
8.9       Corporate Documents..............................................  44

                                   ARTICLE 9
                            ACTIONS BY THE COMPANY
                  AND THE PURCHASER AFTER THE EFFECTIVE DATE

9.1       Further Assurances...............................................  44
9.2       Directors and Officers Insurance.................................  44
9.3       Indemnification..................................................  45
9.4       Registration Rights..............................................  46
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                                     (iv)
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                                  ARTICLE 10
                           TERMINATION AND AMENDMENT
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10.1      Termination......................................................  47
10.2      Effect of Termination............................................  48
10.3      Break-up Fees....................................................  48
10.4      Expenses.........................................................  48

                                   ARTICLE 11
                                  DEFINITIONS

11.1      Defined Terms....................................................  49

                                  ARTICLE 12
                                 MISCELLANEOUS

12.1      Survival of Representations, Etc.................................  57
12.2      Assignment; Binding; Effect; Benefits............................  57
12.3      Notices..........................................................  57
12.4      Choice of Law....................................................  58
12.5      Entire Agreement; Amendments and Waivers.........................  58
12.6      Counterparts.....................................................  58
12.7      Invalidity.......................................................  58
12.8      Headings.........................................................  58
12.9      Specific Performance.............................................  59
12.10     Attorneys Fees...................................................  59
12.11     Publicity........................................................  59
12.12     Confidentiality Agreements.......................................  59
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                                      (v)
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Attachments:
                             DISCLOSURE SCHEDULES

Company Disclosure Schedule
Purchaser Disclosure Schedule

                                   EXHIBITS

Exhibit 1   New Certificate of Incorporation of the Surviving Corporation
Exhibit 2   New Bylaws of the Surviving Corporation
Exhibit 3   Warrant Agreement
Exhibit 4   Registration Rights Agreement
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                                     (vi)

                      RESTRUCTURING AND MERGER AGREEMENT

          This Restructuring and Merger Agreement, dated as of May 28, 1996 (this "Agreement"), is by and between Washington Construction Group, Inc., a Delaware corporation (the "Purchaser"), and Morrison Knudsen Corporation, a Delaware corporation (the "Company"). Capitalized terms not otherwise defined have the meanings set forth in Article 11.

                                   RECITALS

          A. The respective Boards of Directors of the Purchaser and the Company have approved the Merger of the Company with and into the Purchaser on the terms and subject to the conditions set forth herein.

          B. As soon as possible after the date hereof, the Company will amend its standalone Chapter 11 plan of reorganization (the "Standalone Plan") and related disclosure statement (the "Standalone Disclosure Statement"), each dated April 15, 1996, to incorporate the terms and provisions of this Agreement.

          C. Under the Plan, unless the Agreement is terminated, the Company will merge with and into the Purchaser (the "Merger") on the Effective Date, with the Purchaser surviving the Merger. On the Effective Date, the Purchaser will (i) provide $13,300,000 in cash and issue a number (presently estimated to be approximately 24,123,000) of newly-issued shares of Surviving Corporation Common Stock equal to 45% of the issued and outstanding shares of Surviving Corporation Common Stock after giving effect to the shares issued pursuant to the Plan, for distribution under the Plan and (ii) issue and deliver the Surviving Corporation Series A Preferred Stock to a liquidating trust, which shall hold the Surviving Corporation Series A Preferred Stock for the benefit of creditors of the Company as set forth in the Plan. In addition, on the Effective Date the Purchaser will repay or refinance borrowings under the Company's DIP Facility if such borrowings do not exceed $50,000,000. Under the Plan, shares of Company Common Stock will be converted into warrants to purchase 2,765,000 shares (subject to adjustment for rounding as provided herein) of Surviving Corporation Common Stock.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                            PLAN OF REORGANIZATION

          1.1 TERMS OF THE PLAN. As used herein, the term "Plan" means a joint plan of reorganization of the Company and the Debtor Subsidiaries that will be based upon the Standalone Plan as modified to incorporate the terms and provisions of this Agreement and as otherwise modified to contain such terms and provisions as may be mutually agreed upon by the Company and Purchaser.

          1.2 SUPPORT OF THE PLAN FROM CREDITORS. As promptly as possible after the date hereof, subject to the fiduciary duties of the Company's Board of Directors, the Company shall, with the cooperation and assistance of the Purchaser and its advisors, seek the support of the terms of the Plan from the creditors whose claims will be impaired under the Plan.

          1.3 PREPARATION OF THE DISCLOSURE STATEMENT AND SOLICITATION OF ACCEPTANCES OF THE PLAN. As promptly as possible after the date hereof, the Company shall, with the cooperation and assistance of the Purchaser, prepare the Plan and a modification of the Standalone Disclosure Statement to reflect the Plan (as amended, the "Disclosure Statement") and all related documents, including bankruptcy ballots (collectively with the Disclosure Statement, the "Solicitation Materials"), necessary to solicit acceptances of the Plan from impaired creditors of the Company (other than the plaintiffs in the litigation against the Company commonly referred to as the Touchstone actions (the "Touchstone Plaintiffs")) prior to the date (the "Filing Date") on which the Company and any Subsidiaries of the Company that are debtors under the Plan (the "Debtor Subsidiaries") file for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The Purchaser will provide all information regarding the Purchaser and its Subsidiaries, officers and directors that is necessary to permit the Company to prepare the Disclosure Statement. The information supplied by the Purchaser for inclusion in the Disclosure Statement or any amendment or supplement thereto shall not, at the time that it is so supplied, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, the Purchaser shall promptly inform the Company of any subsequent event or circumstance that should be disclosed so that the Disclosure Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein with respect to the information supplied by the Purchaser. As soon as possible after the Plan and Disclosure Statement and such other documents are finalized, the Company shall mail such documents to the creditors of the Company whose claims are impaired by the Plan (other than the Touchstone Plaintiffs) and shall commence solicitation of acceptances of the Plan from such creditors pursuant to Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). The solicitation period shall expire on a date no later than the minimum period required by the Bankruptcy Code, the rules under the Bankruptcy Code (the "Bankruptcy Rules") and the Bankruptcy Court for solicitation of acceptances of a Chapter 11 plan of reorganization. The Company shall use its reasonable best efforts to receive acceptances of the Plan (the "Requisite Acceptances") from a sufficient number of creditors in a sufficient number of classes of creditors to allow the Plan to be confirmed under Chapter 11 of the Bankruptcy Code, including confirmation through the cramdown provisions of Section 1129(b) of the Bankruptcy Code.

          1.4 PREPARATION OF CHAPTER 11 PETITIONS AND FIRST DAY ORDERS. As promptly as possible after the date on which the Company mails the Solicitation Materials to its creditors, the Company shall, with the cooperation and assistance of the Purchaser, prepare (a) petitions for relief under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Petitions") for the Company and the Debtor Subsidiaries, (b) motions for customary first-day orders and such orders as described in the Disclosure Statement (the "First Day Orders") and (c) notices to creditors and other parties required by the Bankruptcy Code with respect to the filing of the Chapter 11 Petitions, the hearing for approval of the Disclosure Statement, the hearing for confirmation of the Plan and other matters (the "Bankruptcy Notices"). Such documents shall be prepared in sufficient time to provide the Purchaser and its legal and financial advisors with adequate time to review all such documents prior to the Filing Date.

          1.5 COMMENCEMENT OF CASES UNDER CHAPTER 11. As soon as possible after the date on which the Company obtains the Requisite Acceptances from its creditors, the Company shall, and, subject to the terms of the Plan, shall cause each of the Debtor Subsidiaries to, (a) file the Chapter 11 Petitions in the United States Bankruptcy Court in the District of Delaware (the "Bankruptcy Court") and commence cases under Chapter 11 of the Bankruptcy Code (the "Reorganization Cases") in the Bankruptcy Court, (b) file the motions relating to the First Day Orders and seek to obtain entry of the First Day Orders by the Bankruptcy Court, (c) file motions for approval of the Solicitation Materials (including if the Company deems it necessary a modification of the Solicitation Materials in order to solicit the Company's stockholders and the Touchstone Plaintiffs after the Filing Date), and schedule a hearing (the "Disclosure Statement Hearing") in the Bankruptcy Court on the earliest date approved by the Bankruptcy Court for approval of the Solicitation Materials and (d) schedule a hearing (the "Confirmation Hearing") in the Bankruptcy Court on the earliest date possible to consider confirmation of the Plan. As soon as possible after the Filing Date, the Company shall send the Bankruptcy Notices to all Persons to whom such notices are required to be sent under the Bankruptcy Code and such to other Persons to whom it is ordered by the Bankruptcy Court to send the Bankruptcy Notices.

          1.6 POST-PETITION SOLICITATION OF ACCEPTANCES OF THE PLAN FROM STOCKHOLDERS. If the Company deems it necessary to solicit approval of the Plan from the Company's stockholders and the Touchstone Plaintiffs, the Company shall, as soon as possible following the Disclosure Statement Hearing, mail or otherwise distribute the Solicitation Materials to the Company's stockholders and the Touchstone Plaintiffs and commence solicitation of acceptances of the Plan from such Persons pursuant to Section 1126(a) of the Bankruptcy Code and Bankruptcy Rule 3018(a). The solicitation period shall be a period of time no longer than the minimum period required by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court for solicitation of acceptances of a Chapter 11 plan of reorganization.

          1.7 CONFIRMATION OF THE PLAN. Upon receipt of the Requisite Acceptances and completion of the solicitation of Company's stockholders and the Touchstone Plaintiffs, the Company shall use its reasonable best efforts to obtain confirmation of the Plan by the Bankruptcy Court at the Confirmation Hearing. Upon entry of an order confirming the Plan (the "Confirmation Order"), the Company shall use its reasonable best efforts to obtain the dismissal of any and all appeals and motions for reconsideration filed with respect to the Plan or with respect to the Confirmation Order. The date on which the Plan is confirmed is referred to herein as the "Confirmation Date."

          1.8 EFFECTIVE DATE. The Company shall cause the Plan to become effective and the distributions provided for under the Plan (the "Distributions") to be commenced as promptly as possible on or following the day on which the Confirmation Order is entered if no stay of the Confirmation Order pending appeal has been entered and all other conditions to effectiveness set forth in the Plan shall have been satisfied or waived. The date on which the Plan becomes effective is referred to herein as the "Effective Date."

          1.9 DIP FACILITY. On the Effective Date, the Purchaser will repay or refinance amounts outstanding under the Company's debtor-in-possession credit facility (the "DIP Facility"). The Company shall enter into the DIP Facility only on terms that are approved by the Purchaser, which approval shall not be withheld or delayed unreasonably. The Company will notify the Purchaser of its discussions or negotiations with potential lenders in connection with its efforts to obtain the DIP Facility, and shall, in any such notice, indicate the identity of the potential lenders and the terms and conditions of any proposals or offers to provide the DIP Facility, and thereafter shall keep the Purchaser informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

                                   ARTICLE 2
                         ACTIONS ON THE EFFECTIVE DATE

          2.1 ACTIONS BY THE PURCHASER AND THE COMPANY ON THE EFFECTIVE DATE. Subject to the conditions set forth in this Agreement, on the Effective Date:

          (a) The Purchaser and the Company shall deliver all instruments and documents required to be delivered pursuant to Articles 7 and 8. All instruments and documents delivered to Purchaser pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Purchaser. All instruments and documents delivered to the Company pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Company. Each of the Purchaser, the Company and the Surviving Corporation, as the case may be, shall take all other actions required to be taken by it pursuant to the Plan, including without limitation, the actions set forth in the following paragraphs of this Section 2.1.

          (b) The Company shall transfer the Excluded Assets to a liquidating trust or other entity, which shall hold the Excluded Assets for the benefit of creditors of the Company, or distribute the Excluded Assets or portions thereof in accordance with the Plan.

          (c)   The Company and the Purchaser shall merge in accordance with
Article 3.

          (d) The Surviving Corporation shall deliver an amount equal to $13,300,000 to the disbursing agent (the "Disbursing Agent") under the Plan in order to permit the Disbursing Agent to make the Distributions.

          (e) The Surviving Corporation shall issue and deliver a number of shares of Surviving Corporation Common Stock equal to 45% of the issued and outstanding shares of Surviving Corporation Common Stock on the Effective Date after giving effect to the Distributions to the Disbursing Agent in order to permit the Disbursing Agent to make the Distributions.

          (f) The Surviving Corporation shall issue and deliver the Surviving Corporation Series A Preferred Stock to a liquidating trust or other entity, which shall hold the Surviving Corporation Series A Preferred Stock for the benefit of creditors of the Company, as set forth in the Plan.

          (g) The Surviving Corporation shall issue and deliver 2,765,000 Surviving Corporation Warrants (subject to adjustment as provided for herein) to the

Disbursing Agent in order to permit the Disbursing Agent to distribute the Surviving Corporation Warrants pursuant to the Plan.

          (h) The Purchaser will repay or refinance obligations in an amount up to $50,000,000 incurred by the Company and its Debtor Subsidiaries after the Filing Date under the DIP Facility.

          2.2 EMPLOYMENT AGREEMENTS. On the Effective Date, the Purchaser will enter into employment agreements with certain officers and directors of the Company as are designated by the Purchaser on terms and conditions reasonably satisfactory to the Purchaser.

          2.3 BOARD OF DIRECTORS. Immediately after the Effective Time, the Board of Directors of the Surviving Corporation will consist of five directors designated by the current Board of Directors of Purchaser (three of whom shall be directors whose terms expire at the 1999 meeting of stockholders, one of whom shall be a director whose term expires at the 1998 meeting of stockholders and one of whom shall be a director whose term expires at the 1997 meeting of stockholders), Robert S. Miller and Robert A. Tinstman (whose terms expire at the 1997 meeting of stockholders) and two directors (whose terms expire at the 1998 meeting of stockholders) designated by the creditors prior to the earlier of July 17, 1996 or 20 days after the Purchaser first files the Purchaser Proxy Statement with the SEC, which directors shall be approved by the Purchaser. The five directors designated by the current Board of Directors of Purchaser shall be selected from among members of the current Board of Directors of the Purchaser or officers, directors or Affiliates of other companies controlled by Dennis Washington. All members of the Board of Directors shall serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                     THE MERGER; CONVERSION OF SECURITIES

          3.1 THE MERGER. On the Effective Date, in accordance with this Agreement, the Plan and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), the Company shall in the Merger merge with and into Purchaser, with Purchaser being the surviving corporation in the Merger (as such, the "Surviving Corporation"). As a result of the Merger, the separate existence of the Company shall cease and the Purchaser shall continue as the surviving corporation as set forth in the Merger Certificate. The Merger will be consummated and become effective on the Effective Date upon the filing with the Secretary of State of the State of Delaware of a certificate of merger (the "Merger Certificate") as is required by, and executed in accordance with, the relevant provisions of the Delaware Law. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

          3.2   EFFECTS OF THE MERGER.

          (a) The Merger shall have the effects set forth in the Delaware Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of the Company shall cease and the Purchaser shall be the Surviving Corporation and shall have all of the rights, privileges, immunities and powers and shall be subject to all duties and liabilities of a corporation organized under the Delaware Law.

          (b) Insofar as any agreement or instrument to which the Company is a party requires by its terms the express assumption thereof by the Surviving Corporation in connection with the Merger, this Section 3.2(b) will be deemed without further action to constitute such assumption, provided, however, that nothing in this Section 3.2(b) will affect the relative rights or obligations of the parties under any other provision hereof or thereof.

          3.3 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of the Purchaser, as amended and restated to be in the form attached hereto as Exhibit 1, shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of the Purchaser in the form attached as
Exhibit 2 shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

          3.4 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Plan and without any action on the part of the parties hereto, the shares of Company Common Stock issued and outstanding immediately prior to such time (including without limitation all shares held in court-approved settlement funds), which will be cancelled pursuant to the Plan, will be converted on a pro rata basis into the right to receive warrants (the "Surviving Corporation Warrants") to purchase an aggregate of 2,765,000 shares of Surviving Corporation Common Stock (subject to adjustments for rounding as provided for herein) at an exercise price of $12.00 per share. Without limiting the generality or effect of
Section 1.1, the Plan will provide that the Surviving Corporation Warrants will be issued pursuant to a warrant agreement substantially in the form of Exhibit 3 hereto.

          3.5 FRACTIONAL SURVIVING CORPORATION WARRANTS. No fractional Surviving Corporation Warrants shall be issued in under the Plan. All fractional Surviving Corporation Warrants that a holder of the Company Common Stock would otherwise be entitled to receive shall be aggregated and rounded to the nearest whole number of Surviving Corporation Warrants.

          3.6 EXCHANGE OF CERTIFICATES. From and after the Effective Date, each holder of an outstanding certificate which immediately prior to the Effective Date represented outstanding shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to the Disbursing Agent, a certificate or certificates representing the number of whole Surviving Corporation Warrants into which such holder's shares were converted. After the filing of the Merger Certificate, there shall be no further registration of transfers of Company Common Stock and holders of certificates representing Company Common Stock shall not enjoy the rights and privileges of holders of the Company Common Stock other than to exchange the certificates for Surviving Corporation Warrants. As soon as reasonably practicable after the Effective Time, the Purchaser will instruct the Disbursing Agent to mail to each holder of record of certificates representing shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery of such certificates to the Disbursing Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of such certificates in exchange for the Surviving Corporation Warrants.

          3.7 CANCELLATION. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time (other than shares held in court-approved settlement funds) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and be returned without payment of any consideration therefor and cease to exist.

          3.8 PURCHASER COMMON STOCK. Each share of Purchaser Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall be unaffected by the Merger and shall continue to be one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock. Certificates which immediately prior to the Effective Time represented issued shares of Purchaser Common Stock will, without the need for further action by any Person, immediately after the Effective Time represent a like number of shares of Surviving Corporation Common Stock.

          3.9 CORPORATE NAME. The Merger Certificate will provide that the corporate name of the Surviving Corporation will be changed to "Morrison Knudsen Corporation."

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Purchaser as follows:

          4.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Company and its Subsidiaries has full corporate power to carry on its business, as it is now being conducted, and to own, lease or operate the properties and assets it now owns, leases or operates. Each of the Company and its Subsidiaries is qualified to do business, is in good standing and has all required business licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or license could have a Material Adverse Effect on the Company.

          4.2 BINDING AGREEMENT. The Company has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action, subject to approval of the Company's stockholders (or the deemed approval thereof pursuant to Section 303 of the Delaware Law). This Agreement is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

          4.3 CAPITALIZATION. The authorized capitalization of the Company consists solely of (a) 100,000,000 shares of the Company Common Stock, of which 37,077,345 shares were issued and outstanding as of March 31, 1996 (including the shares held in court-approved settlement funds); and (b) 10,000,000 shares of the Company Preferred Stock, of which no shares were issued as of the date hereof. On the Effective Date, after giving effect to the effectiveness of the Plan, there will not be outstanding: (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company, (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company.

          4.4   SUBSIDIARIES.  There is set forth in the Company Disclosure
Schedule: (i) the name and percentage ownership by the Company of each of its Subsidiaries and each other entity in which the Company has an ownership interest; (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary; and (iii) the names of the officers, directors, partners or Persons holding a similar management position of each Subsidiary and each such entity.

          4.5   NO VIOLATION

          (a) Except as disclosed in the Company SEC Reports or as set forth in the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is (i) in violation of its respective Charter Documents, or (ii) to the actual knowledge of the executive officers of the Company, in default in the performance of any obligation, agreement or condition contained in any Applicable Agreement, which violation or default could, singly or in the aggregate, have a Material Adverse Effect on the Company.

          (b) Subject to the entry and provisions of the Confirmation Order and assuming that the consents, approvals, authorizations, declarations, filings and registrations referred to in Section 4.9 have been made or obtained and shall remain in full force and effect and the conditions set forth in Articles 7 and 8 shall have been satisfied or waived, neither the execution or delivery by the Company of this Agreement nor the performance by the Company of its obligations under this Agreement will (i) constitute a breach or violation under the Charter Documents of the Company or any of its Subsidiaries; or (ii) conflict with, violate, constitute a breach or violation of or a default (with the passage of time or otherwise) under, require the consent of any Person under, give to others any rights of termination, amendment, acceleration or cancellation of or result in the imposition of a Lien on any of the properties or assets of the Company or any of its Subsidiaries or an acceleration of material indebtedness pursuant to, any Applicable Agreement (other than any agreement with a Governmental Authority, any job-related agreement with any Person that is not a Governmental Authority or any joint venture or similar agreement), except where such breach, violation or default, or the failure to obtain such consent, or such termination, amendment or cancellation, or such imposition of a Lien, or such acceleration of indebtedness would not, singly or in the aggregate, have a Material Adverse Effect on the Company or except where the same would result solely from the filing of the Chapter 11 Petitions.

          4.6 EXCHANGE ACT REPORTS AND FINANCIAL STATEMENTS. The Company has furnished or will upon request furnish the Purchaser with copies of its Annual Report on Form 10-K for the fiscal years ended December 31, 1993, 1994 and 1995 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, in each case with exhibits, and all other reports filed or required to be filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder since January 1, 1995 (all such reports being herein collectively called the "Company SEC Reports"), each as filed with the SEC. Each of the Company SEC Reports, when it was filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and did not on the date of filing or amendment, if any, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements contained in the Company SEC Reports: (i) were prepared in accordance with GAAP (except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to the omission of certain notes not ordinarily accompanying such unaudited interim financial statements and to normal year-end adjustments and any other adjustments described therein) and with Regulation S-X promulgated under the Exchange Act; and (ii) present fairly the Company's consolidated financial condition and the consolidated results of its operations, cash flows and shareholders equity as at the relevant dates thereof and for the periods covered thereby.

          4.7 INFORMATION IN DISCLOSURE STATEMENT. None of the information contained in the Disclosure Statement and the Solicitation Materials will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that the Company makes no representation or warranty as to any information supplied by the Purchaser for inclusion therein). The Disclosure Statement and the Solicitation Materials will, when filed with the Bankruptcy Court in connection with the Disclosure Statement Hearing and when mailed to holders of Claims in and Equity Interests of the Company, provide adequate information as required by the Bankruptcy Code to allow such holders to vote on the Plan. The Disclosure Statement and the Solicitation Materials will comply in all material respects with the provisions of the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

          4.8 INFORMATION PROVIDED FOR PURCHASER PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion in the proxy statement relating to the meeting of the Purchaser's stockholders to be held in connection with the Merger (the "Purchaser Proxy Statement") will, at the date provided to the Purchaser, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.9 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except
(i) for consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, (ii) for the filing of a notification and report form under the HSR Act and the expiration or earlier termination of the applicable waiting period thereunder, (iii) for any filings with the SEC or any other Governmental Authority pursuant to the applicable requirements of any federal or state securities or "Blue Sky" laws, (iv) for the filing of the Merger Certificate with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Law and of appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (v) for consents, approvals, authorizations, declarations or filings required under any Environmental Law, (vi) for consents, approvals, authorizations, declarations or filings required under any agreement with a Governmental Authority, and (vii) for consents, approvals or authorizations, or declarations, filings or registrations, which, if not obtained, would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

          4.10 NO BROKERS. Except for the letter agreement, dated December 15, 1995, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, neither the Company nor any affiliate thereof has entered into or will enter into any agreement, arrangement or understanding with any Person or firm which will result in any obligation of the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          4.11 INSURANCE. The Company Disclosure Schedule sets forth a list of all insurance policies (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company or its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage: the insurer, the policy number, the amount of coverage, type of insurance, the amount of each premium payment, the expiration date and any retroactive premium adjustments or other loss sharing arrangements. To the actual knowledge of the executive officers of the Company, with respect to each such insurance policy that is material to the Company: (a) the policy is legal, valid, binding, enforceable, and in full force and effect;
(b) the policy (or a renewal or replacement policy) will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially identical terms following the Effective Date; (c) neither any of the Company or its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (d) no party to the policy has repudiated any provision thereof. The premiums for all property and liability and workers' compensation policies have been fully paid. The Company Disclosure Schedule also describes any self insurance arrangements (other than deductibles under insurance policies) affecting any of the Company and its Subsidiaries.

          4.12  LABOR MATTERS.   Except as disclosed in the Company SEC Reports
or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the Company: (a) there is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the actual knowledge of the executive officers of the Company, threatened against or affecting the Company or any Subsidiary and, since January 1, 1993, there has not been any such action; (b) there are no unions claiming to represent the employees of the Company or any Subsidiary; (c) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary; (d) none of the employees of the Company or any Subsidiary are represented by any labor organization and none of the executive officers of the Company has any knowledge of any current union organizing activities among the employees of the Company or any Subsidiary, nor to the actual knowledge of such executive officers does any question concerning representation exist concerning such employees; (e) the Company and its Subsidiaries are, and have at all times been, in material compliance with all Applicable Employment Laws and are not engaged in any ULP;
(f) there is no ULP charge or complaint against the Company or any Subsidiary pending or, to the actual knowledge of the executive officers of the Company, threatened before the NLRB; and (g) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any Subsidiary.

          4.13  EMPLOYEE BENEFIT PLANS

          (a) IDENTIFICATION OF PLANS. The Company Disclosure Schedule lists and identifies each Pension Benefit Plan, Welfare Benefit Plan and Multiemployer Plan which is (or, with respect to Multiemployer Plans or Pension Benefit Plan only, was within 12 months prior to the Effective Date) maintained or contributed to by the Company or any ERISA Affiliate or under which the Company or any of its ERISA Affiliate was or is obligated to contribute, or has any liability with respect to, including terminated Multiemployer Plans which have been terminated within the past 12 months and any stock purchase, option or bonus plan, deferred compensation, severance pay, incentive, vacation or sick pay or leave, maintained or contributed by the Company or any of its ERISA Affiliates (each individually a "Benefit Plan" and collectively the

"Benefit Plans"). With respect to any Benefit Plan to which contributions are made pursuant to a collective bargaining agreement, the identification of such Benefit Plan may be made by referring to the collective bargaining agreement disclosed in the Company Disclosure Schedule.

          (b)   REPRESENTATIONS APPLICABLE TO PENSION BENEFIT PLANS

          Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

                (i) Each Pension Benefit Plan which is intended to be "qualified" under Section 401(a) of the Code, is and has been at all times so qualified and each trust maintained thereunder is and has been at all times exempt from taxation under Section 501(a) of the Code was so exempt throughout its existence.

                (ii) The funding method used in connection with each Pension Benefit Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable; as of the last day of the last plan year of each Pension Benefit Plan and, to the best knowledge of the Company's actuary, as of the Effective Date, the "amount of unfunded benefit liabilities" as defined in
Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Benefit Plan, accrued but unpaid contributions) did not and will not exceed zero; no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Benefit Plan with respect to any plan year, whether or not waived; neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Benefit Plan; neither the Company nor any ERISA Affiliate is subject to any lien imposed under
Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Benefit Plan; and neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Benefit Plan.

                (iii) The Company and each ERISA Affiliate has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Benefit Plan for each plan year thereof for which such premiums are required; neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA; there has been no "reportable event" (as defined in Section 4043(b) or (c) of ERISA and the PBGC regulations under such Section, other than a reportable event for which notice to the PBGC is waived or penalties have been waived under PBGC Technical Update 95-3) with respect to any Pension Benefit Plan; and neither the Company nor any ERISA Affiliate has, at any time,
(A) ceased opera tions at a facility so as to become subject to the provisions of Section 4068(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (C) ceased making contributions on or before the Effective Date to any Pension Benefit Plan subject to Section 4064(a) of ERISA to which the Company any ERISA Affiliate made contributions during the five years prior to the Effective Date.

          (c)   REPRESENTATIONS WITH RESPECT TO MULTIEMPLOYER PLANS

          Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

                (i) After taking into account the exceptions set forth in ERISA Sections 4203(b) and 4208(d), neither the Company nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including, but not limited to, the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), to the Company or any ERISA Affiliate which has not been fully satisfied or otherwise fully discharged.

                (ii) If, as of the Effective Date, the Company and all ERISA Affiliates were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

                (iii) To the actual knowledge of the executive officers of the Company, with respect to each Multiemployer Plan: (A) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Company or any ERISA Affiliate under Title IV of ERISA; (B) no proceeding has been initiated by any Person (including the PBGC) to terminate any Multiemployer Plan; (C) the Company has no reason to believe that any Multiemployer Plan will be terminated or will be reorganized under ERISA; and (D) the Company does not intend to withdraw from any Multiemployer Plan.

                (iv) Neither the Company nor any ERISA Affiliate has incurred any liability with respect to any Multiemployer Plan which is a "welfare benefit plan" as defined in Section 3(1) of ERISA, under the terms of such Multiemplo-yer Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligations to make contributions or other form of withdrawal from such Multiemployer Plan and if, as of the Effective Date, the Company and all ERISA Affiliates were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all such Multiemployer Plans it (and they) would incur no liabilities with respect to any such Multiemployer Plans under the terms of such Multiemployer Plans, any collective bargaining agreement or otherwise.

          (d)  REPRESENTATIONS WITH RESPECT TO WELFARE BENEFIT PLANS

          Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

               (i) None of the Company or any Welfare Benefit Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Company or any ERISA Affiliate for post-retirement medical benefits or other post-retirement welfare benefits, and the Company has accounted for such obligations in accordance with GAAP.

               (ii) Each Welfare Benefit Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

          (e) GENERAL REPRESENTATIONS WITH RESPECT TO BENEFIT PLANS

          Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

               (i) Each Benefit Plan which is not a Multiemployer Plan complies and has been administered in form and operation with all requirements of ERISA, the Code and Applicable Law. The Company and the ERISA Affiliates have performed all of their obligations under all Benefit Plans.

               (ii) There have been no acts or omissions which have given rise to, or which could give rise to, any Tax under Sections 409, 502(c), or 502(i) of ERISA, or Sections 4975 or 4976 of the Code, for which the Company and any ERISA Affiliate may be liable.

               (iii) All contributions required with respect to any Benefit Plan for all periods ending prior to the Effective Date (including periods from the first day of the current plan year to the Effective Date) will be timely made prior to the Effective Date by the Company and all ERISA Affiliates.

               (iv) All required reports and descriptions of each Benefit Plan which is not a Multiemployer Plan have been timely filed and distributed.

               (v) None of the Company or any ERISA Affiliate has any plan or commitment to establish any additional Benefit Plans or to amend any existing Benefit Plan.

               (vi) There are no actions, suits, or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) pending or threatened involving any Benefit Plans which are not Multiemployer Plans or the assets of any such Benefit Plans, and no facts exist which could give rise to any such action, suit, or claim.

               (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will entitle any employee of the Company or its ERISA Affiliates to severance pay, unemployment compensation or any similar payment unless such employee is terminated from employment with the Company or its ERISA Affiliates in connection with the consummation of this transaction (except obligations arising under the Worker Adjustment and Retraining Notification Act, if the Purchaser effects a "plant shutdown" or "mass layoff" after the Effective Date) or under any other applicable law or regulation.

               (viii) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any ERISA Affiliates that, individually or collectively, provides for the payment by the Company or any ERISA Affiliate of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (ix) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any Person to benefits under any Benefit Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Benefit Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

               (x) Neither the Company nor any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to any Benefit Plan with respect to any employee or former employee who is located outside of the United States which Benefit Plan is subject to foreign law.

          (f) DISCLOSURE OF DOCUMENTS AND INFORMATION. With respect to each Benefit Plan which is not a Multiemployer Plan, the Company has disclosed in the Company SEC Reports or in the Company Disclosure Schedule or made available to Purchaser (i) a true and complete copy of such Benefit Plan, (ii) a copy of each trust or other funding arrangement applicable to such Benefit Plan, (iii) the most recent summary plan description and any applicable summary of material modifications of such Benefit Plan, (iv) any annual reports or returns with respect to such Benefit Plan (on Form 5500 Series or Form 990 Series, as applicable), (v) all determination letters, rulings, exemptions, waivers and opinions issued by the IRS, PBGC or the Department of Labor with respect to such Benefit Plan and (vi) the most recently prepared actuarial report, auditor's report and financial statement, if applicable.

          4.14 TAXES

          Except as disclosed in the Company SEC Reports, in the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

          (a) All Tax Returns and reports required to be filed by the Company or any of its Subsidiaries have been timely filed or will be timely filed, all such Tax Returns are true, correct and complete, and all Taxes, due or claimed to be due from the Company or any of its Subsidiaries have been paid, other than those currently payable without penalty or interest and for which an adequate reserve or accrual has been established. To the best knowledge of the Company, there is no actual or proposed additional Tax assessments or any claim of deficiency for any fiscal period ending on or prior to the Effective Date against the Company or any of its Subsidiaries.

          (b) To the best knowledge of the Company, no claim has ever been made by an authority in a jurisdiction, whether in the United States or otherwise, where any of the Company and its Subsidiaries do not file Tax Returns that any of them is or may be subject to taxation by such jurisdiction. The Company Disclosure Schedule indicates all federal Tax Returns that have been audited for all years for which the statute of limitations has not expired, and indicates those federal Tax Returns that are currently the subject of an audit.

          (c) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Company or its Subsidiaries under Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement.

          (d) None of the Company or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that would obligate it to make any payments that will not be deductible under Section 280G of the Code.

          (e) There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (f) The Company and each Subsidiary have withheld from their employees (and timely paid to the appropriate governmental authority) all amounts required by the Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation, and withholding or payments to non-United States Persons) for all periods through the date hereof.

          (g) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (h) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) (or any similar provision of federal, state, local or foreign law) concerning collapsible corporations.

          (i) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company's most recent balance sheet (rather than in any notes thereto), and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

          (j) No "ownership change" within the meaning of Section 382 of the Code has occurred with respect to the Company or any Subsidiary during the past 10 years.

          (k) Neither the Company nor any Subsidiary (A) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code, or

(B) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (l) No Tax is required to be withheld pursuant to any provision of federal, state, local or foreign law, including without limitation Section 1445 of the Code, as a result of any of the transactions contemplated by this Agreement.

          (m) Neither the Company nor any Subsidiary is a lessor (or treated as a lessor for federal income Tax purposes) of any property pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect before the enactment of the Tax Reform Act of 1986, or of any property that is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          4.15 TITLE TO PROPERTIES. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the Company:

          (a) Each of the Company and each Subsidiary (i) has legal and valid title to all the real properties and other assets (tangible, intangible or mixed) it reflects in the financial statements included in the Company SEC Reports as owned, free and clear of all Liens (other than Permitted Liens) and free and clear of restrictions on the manner in which such property is presently being used, and (ii) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee.

          (b) All of the leases to which the Company or any Subsidiary is a party are legal, valid and binding and in full force and effect, and no payment default by the Company, any Subsidiary or, to the actual knowledge of the executive officers of the Company, any other party thereto has occurred or is continuing thereunder.

          (c) No property or asset, the value of which is reflected in the balance sheets included in the financial statements included in the Company SEC Reports, is held under any lease or under any conditional sale or other title retention agreement.

          (d) All tangible assets and facilities of each of the Company and its Subsidiaries are in good condition and repair and are adequate for the uses to which they are being put.

          4.16 INTELLECTUAL PROPERTY PERMITS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the Company:

          (a) The Company and its Subsidiaries own, or are licensed to use, all Intellectual Property required and sufficient to operate their businesses as currently conducted.

          (b) Each of the Company and its Subsidiaries has been granted all Permits under any Applicable Laws necessary for the ownership of their respective properties and assets and the conduct of their respective businesses.

          (c) To the actual knowledge of the executive officers of the Company, all Permits are in full force and effect and (a) no suspension or cancellation is threatened with respect thereto, and (B) there is no reason to believe that upon expiration of any Permit, such Permit will not be renewed.

          4.17 ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule:

          (a) Each of the Company and its Subsidiaries is in compliance with the provisions of all Environmental Laws, which compliance includes, but is not limited to, the possession by the Company or its Subsidiaries, as appropriate, of all licenses, permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof where the failure to comply could, singly or in the aggregate, have a Material Adverse Effect on the Company.

          (b) None of the Company or any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in such compliance where the failure to comply could, singly or in the aggregate, have a Material Adverse Effect on the Company, and there are no currently existing circumstances actually known to the executive officers of the Company that, if not corrected, could prevent such compliance in the future.

          (c) There are no Environmental Claims pending or, to the actual knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law that, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company; and to the actual knowledge of the executive officers of the Company, there is no basis for any such claim.

          4.18 LITIGATION. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule:

          (a) There are no Proceedings against or affecting the Company or any of its Subsidiaries or any of their properties or assets, that are reasonably likely, singly or in the aggregate, have a Material Adverse Effect on the Company.

          (b) Neither the Company nor any of its Subsidiaries is subject to any judgment, injunction, decree, writ, interpretation or order of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect on the Company.

          4.19 CONTRACTS AND COMMITMENTS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule:

          (a) Neither the Company nor any of its Subsidiaries has any (i) agreement for the employment of any individual or agreements that contain any severance pay liabilities or obligations; (ii) engineering, mining or construction contract or commitment not terminable without penalty or cost on notice of thirty (30) days or less and which contains an obligation to pay and/or accrue or provide services for fees of more than $5,000,000 in any year in the case of engineering and mining services contracts and $10,000,000 in any year in the case of construction, construction management and mining operations contracts; (iii) agreement of guarantee or indemnification (other than rights of indemnification to which officers, directors, employees and agents may be entitled by reason of Applicable Laws); or (iv) agreement or commitment limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any Person.

          (b) To the actual knowledge of the executive officers of the Company, neither the Company nor any of its Subsidiaries has breached, nor has received notice in writing or otherwise of any claim that it has breached, any of the terms of conditions of any agreement, contract or commitment referred to in
Section 4.19(a), which breach or breaches, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company, and, to the actual knowledge of the executive officers of the Company, there are no facts or conditions (other than the transactions contemplated by the Plan and this Agreement) which have occurred or are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a breach under any such agreement, contract, or commitment which breach is reasonably likely to have a Material Adverse Effect on the Company.

          4.20 COMPLIANCE WITH LAWS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule, to the actual knowledge of the executive officers of the Company, the Company and its Subsidiaries have complied with all applicable laws, regulations (including, without limitation, applicable occupational health and safety laws and regulations, applicable immigration laws and regula-tions and applicable laws governing the sale of franchises) and zoning ordinances of foreign, federal, state and local governments and all agencies thereof which affect the business, business practices or any owned or leased properties of the Company and its Subsidiaries and to which the Company and its Subsidiaries may be subject, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

          4.21 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule: (a) since December 31, 1995, no event has occurred with respect to the Company or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect on the Company; and (b) since December 31, 1995, neither the Company nor any of its Subsidiaries has taken any action which would be prohibited under Section 6.2.


                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Company as follows:

          5.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. Each of the Purchaser and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Purchaser and its Subsidiaries has full corporate power to carry on its business, as it is now being conducted, and to own, lease or operate the properties and assets it now owns, leases or operates. Each of the Purchaser and its Subsidiaries is qualified to do business, is in good standing and has all required business licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or license could have a Material Adverse Effect on the Purchaser.

          5.2 BINDING AGREEMENT. The Purchaser has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

          5.3 CAPITALIZATION. The authorized capitalization of the Purchaser consists solely of (a) 39,000,000 shares of the Purchaser Common Stock, of which 29,481,184 shares were issued and outstanding as of May 21, 1996; and (b) 1,000,000 shares of Purchaser Preferred Stock, of which no shares were issued or outstanding as of the date hereof. At the Effective Time, the authorized capitalization of the Surviving Corporation will consist solely of (a) 100,000,000 shares of the Surviving Corporation Common Stock; and (b) 10,000,000 shares of Surviving Corporation Preferred Stock, including 18,000 shares of Surviving Corporation Series A Preferred Stock.

          5.4 SUBSIDIARIES. There is set forth in the Purchaser Disclosure Schedule (i) the name and percentage ownership by the Purchaser of each of its Subsidiaries and each other entity in which the Purchaser has an ownership interest; (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary; and (iii) the names of the officers, directors, partners or Persons holding a similar management position of each Subsidiary and each such entity.

          5.5  NO VIOLATION

          (a) None of the Purchaser or any of its Subsidiaries is (i) in violation of its respective Charter Documents, or (ii) to the actual knowledge of the executive officers of Purchaser, in default in the performance of any obligation, agreement or condition contained in any Applicable Agreement, which violation or default could, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

          (b) Subject to the entry and provisions of the Confirmation Order and assuming that the consents, approvals, authorizations, declarations, filings and registrations referred to in Section 5.8 have been made or obtained and shall remain in full force and effect and the conditions set forth in Articles 7 and 8 shall have been satisfied or waived, neither the execution or delivery by the Purchaser of this Agreement nor the performance by the Purchaser of its obligations under this Agreement will (i) constitute a breach or violation under the Charter Documents of the Purchaser or any of its Subsidiaries; or (ii) conflict with, violate, constitute a breach or violation of or a default (with the passage of time or otherwise) under, require the consent of any Person under, give to others any rights of termination, amendment, acceleration or cancellation of or result in the imposition of a Lien on any of the properties or assets of the Purchaser or any of its Subsidiaries or an acceleration of material indebtedness pursuant to, any Applicable Agreement, except where such breach, violation or default, or the failure to obtain such consent, or such termination, amendment or cancellation, or such imposition of a Lien, or such acceleration of indebtedness would not, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

          5.6 EXCHANGE ACT REPORTS AND FINANCIAL STATEMENTS. The Purchaser has furnished or will upon request furnish the Purchaser with copies of its Annual Report on Form 10-K for the fiscal years ended November 30, 1993, 1994 and 1995 and its Quarterly Report on Form 10-Q for the quarter ended February 29, 1996, in each case with exhibits, and all other reports filed or required to be filed with the Exchange Act and the rules and regulations of the SEC thereunder since December 1, 1994 (all such reports being herein collectively called the "Purchaser SEC Reports"), each as filed with the SEC. Each of the Purchaser SEC Reports, when it was filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and did not on the date of filing or amendment, if any, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements contained in the Purchaser SEC
Reports: (i) were prepared in accordance with GAAP (except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to the omission of certain notes not ordinarily accompanying such unaudited interim financial statements and to normal year-end adjustments and any other adjustments described therein) and with Regulation S-X promulgated under the Exchange Act; and (ii) present fairly the Purchaser's consolidated financial condition and the consolidated results of its operations, cash flows and shareholders equity as at the relevant dates thereof and for the periods covered thereby. .

          5.7 INFORMATION IN DISCLOSURE STATEMENT AND PURCHASER PROXY STATEMENT. None of the information supplied or to be supplied in writing by the Purchaser specifically for inclusion the Disclosure Statement, will, at the time it is filed with the Bankruptcy Court, at the time of the Disclosure Statement Hearing or at the time its is mailed to holders of Claims and Interests of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the information provided by the Company for inclusion in the Purchaser Proxy Statement (as to which the Purchaser expresses no view), the Purchaser Proxy Statement relating to the special meeting of stockholders of the Purchaser to be held in connection with the Merger will not, at the date mailed to the Purchaser's stockholders, at the time of the meeting of stockholders to be held in connection with the Merger and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Purchaser Proxy Statement will, when filed with the SEC by the Purchaser, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Purchaser with respect to statements made therein about the Company and based on information supplied by the Company for inclusion in the Purchaser Proxy Statement.

          5.8 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except
(i) for consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, (ii) for the filing of a notification and report form under the HSR Act and the expiration or earlier termination of the applicable waiting period thereunder, (iii) for any filings with the SEC or any other Governmental Authority pursuant to the applicable requirements of any federal or state securities or Blue Sky laws, (iv) for the filing of the Merger Certificate with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Law and of appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (v) for consents, approvals, authorizations, declarations or filings required under any Environmental Law,
(vi) for consents, approvals, authorizations, declarations or filings required under any agreement with a Governmental Authority, and (vii) for consents, approvals or authorizations, or declarations, filings or registrations, which, if not made or obtained would not, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

          5.9 COMPLIANCE WITH LAWS. Except as set forth in the Purchaser SEC Reports or in the Purchaser Disclosure Schedule, to the actual knowledge of the executive officers of the Purchaser, the Purchaser and its Subsidiaries have complied with all applicable laws, regulations (including, without limitation, applicable occupational health and safety laws and regulations and applicable immigration laws and regulations) and zoning ordinances of foreign, federal, state and local governments and all agencies thereof which affect the business, business practices or any owned or leased properties of the Purchaser and its Subsidiaries and to which the Purchaser and its Subsidiaries may be subject, except where the failure to comply would not singly or in the aggregate have a Material Adverse Effect on the Purchaser.

          5.10 EMPLOYEE BENEFIT PLANS

          (a) IDENTIFICATION OF PLANS. The Purchaser Disclosure Schedule lists and identifies each Pension Benefit Plan, Welfare Benefit Plan and Multiemployer Plan which is (or, with respect to Multiemployer Plans or Pension Benefit Plan only, was within 12 months prior to the Effective Date) maintained or contributed to by the

Purchaser or any ERISA Affiliate or under which the Purchaser or any of its ERISA Affiliate was or is obligated to contribute, or has any liability with respect to, including terminated Multiemployer Plans which have been terminated within the past 12 months and any stock purchase, option or bonus plan, deferred compensation, severance pay, incentive, vacation or sick pay or leave, maintained or contributed by the Purchaser or any of its ERISA Affiliates (each individually a "Benefit Plan" and collectively the "Benefit Plans"). With respect to any Benefit Plan to which contributions are made pursuant to a collective bargaining agreement, the identification of such Benefit Plan may be made by referring to the collective bargaining agreement disclosed in the Purchaser Disclosure Schedule.

          (b)  REPRESENTATIONS APPLICABLE TO PENSION BENEFIT PLANS

          Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

               (i) Each Pension Benefit Plan which is intended to be "qualified" under Section 401(a) of the Code, is and has been at all times so qualified and each trust maintained thereunder is and has been at all times exempt from taxation under Section 501(a) of the Code was so exempt throughout its existence.

               (ii) The funding method used in connection with each Pension Benefit Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable; as of the last day of the last plan year of each Pension Benefit Plan and, to the best knowledge of the Purchaser's actuary, as of the Effective Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Benefit Plan, accrued but unpaid contributions) did not and will not exceed zero; no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Benefit Plan with respect to any plan year, whether or not waived; neither the Purchaser nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Benefit Plan; neither the Purchaser nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Benefit Plan; and neither the Purchaser nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Benefit Plan.

               (iii) The Purchaser and each ERISA Affiliate has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Benefit Plan for each plan year thereof for which such premiums are required; neither the Purchaser nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA; there has been no "reportable event" (as defined in Section 4043(b) or (c) of ERISA and the PBGC regulations under such Section, other than a reportable event for which notice to the PBGC is waived or penalties have been waived under PBGC Technical Update 95-3) with respect to any Pension Benefit Plan; and neither the Purchaser nor any ERISA Affiliate has, at any time, (A) ceased operations at a facility so as to become subject to the provisions of Section 4068(e) of ERISA,
(B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (C) ceased making contributions on or before the Effective Date to any Pension Benefit Plan subject to Section 4064(a) of ERISA to which the Purchaser any ERISA Affiliate made contributions during the five years prior to the Effective Date.

          (c)  REPRESENTATIONS WITH RESPECT TO MULTIEMPLOYER PLANS

          Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

               (i) After taking into account the exceptions set forth in ERISA Sections 4203(b) and 4208(d), neither the Purchaser nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including, but not limited to, the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), to the Purchaser or any ERISA Affiliate which has not been fully satisfied or otherwise fully discharged.

               (ii) If, as of the Effective Date, the Purchaser and all ERISA Affiliates were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

               (iii) To the actual knowledge of the executive officers of the Purchaser, with respect to each Multiemployer Plan: (A) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Purchaser or any ERISA Affiliate under Title IV of ERISA; (B) no proceeding has been initiated by any Person (including the PBGC) to terminate any Multiemployer Plan; (C) the Purchaser has no reason to believe that any Multiemployer Plan will be terminated or will be reorganized under ERISA; and (D) the Purchaser does not intend to withdraw from any Multiemployer Plan.

               (iv) Neither the Purchaser nor any ERISA Affiliate has incurred any liability with respect to any Multiemployer Plan which is a "welfare benefit plan" as defined in Section 3(1) of ERISA, under the terms of such Multiemployer Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligations to make contributions or other form of withdrawal from such Multiemployer Plan and if, as of the Effective Date, the Purchaser and all ERISA Affiliates were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all such Multiemployer Plans it (and they) would incur no liabilities with respect to any such Multiemployer Plans under the terms of such Multiemployer Plans, any collective bargaining agreement or otherwise.

          (d)  REPRESENTATIONS WITH RESPECT TO WELFARE BENEFIT PLANS

          Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

               (i) None of the Purchaser or any Welfare Benefit Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Purchaser or any ERISA Affiliate for post-retirement medical benefits or other post-retirement welfare benefits, and the Purchaser has accounted for such obligations in accordance with GAAP.

               (ii) Each Welfare Benefit Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

          (e)  GENERAL REPRESENTATIONS WITH RESPECT TO BENEFIT PLANS

          Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

               (i) Each Benefit Plan which is not a Multiemployer Plan complies and has been administered in form and operation with all requirements of ERISA, the Code and Applicable Law. The Purchaser and the ERISA Affiliates have performed all of their obligations under all Benefit Plans.

               (ii) There have been no acts or omissions which have given rise to, or which could give rise to, any Tax under Sections 409, 502(c), or 502(i) of ERISA, or Sections 4975 or 4976 of the Code, for which the Purchaser and any ERISA Affiliate may be liable.

               (iii) All contributions required with respect to any Benefit Plan for all periods ending prior to the Effective Date (including periods from the first day of the current plan year to the Effective Date) will be timely made prior to the Effective Date by the Purchaser and all ERISA Affiliates.

               (iv) All required reports and descriptions of each Benefit Plan which is not a Multiemployer Plan have been timely filed and distributed.

               (v) None of the Purchaser or any ERISA Affiliate has any plan or commitment to establish any additional Benefit Plans or to amend any existing Benefit Plan.

               (vi) There are no actions, suits, or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) pending or threatened involving any Benefit Plans which are not Multiemployer Plans or the assets of any such Benefit Plans, and no facts exist which could give rise to any such action, suit, or claim.

               (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will entitle any employee of the Purchaser or its ERISA Affiliates to severance pay, unemployment compensation or any similar payment unless such employee is terminated from employment with the Purchaser or its ERISA Affiliates in connection with the consummation of this transaction (except obligations arising under the Worker Adjustment and Retraining Notification Act, if the Purchaser effects a "plant shutdown" or "mass layoff" after the Effective Date) or under any other applicable law or regulation.

               (viii) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Purchaser or any ERISA Affiliates that, individually or collectively, provides for the payment by the Purchaser or any ERISA Affiliate of any amount (i) that is not deductible under
Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (ix) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any Person to benefits under any Benefit Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Benefit Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

               (x) Neither the Purchaser nor any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to any Benefit Plan with respect to any employee or former employee who is located outside of the United States which Benefit Plan is subject to foreign law.

          (f) DISCLOSURE OF DOCUMENTS AND INFORMATION. With respect to each Benefit Plan which is not a Multiemployer Plan, the Purchaser has disclosed in the Purchaser SEC Reports or in the Purchaser Disclosure Schedule or made available to Purchaser (i) a true and complete copy of such Benefit Plan, (ii) a copy of each trust or other funding arrangement applicable to such Benefit Plan,
(iii) the most recent summary plan description and any applicable summary of material modifications of such Benefit Plan, (iv) any annual reports or returns with respect to such Benefit Plan (on Form 5500 Series or Form 990 Series, as applicable), (v) all determination letters, rulings, exemptions, waivers and opinions issued by the IRS, PBGC or the Department of Labor with respect to such Benefit Plan and (vi) the most recently prepared actuarial report, auditor's report and financial statement, if applicable.

          5.11 TAXES

          Except as disclosed in the Purchaser SEC Reports, in the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

          (a) All Tax Returns and reports required to be filed by the Purchaser or any of its Subsidiaries have been timely filed or will be timely filed, all such Tax Returns are true, correct and complete, and all Taxes, due or claimed to be due from the Purchaser or any of its Subsidiaries have been paid, other than those currently payable without penalty or interest and for which an adequate reserve or accrual has been established. To the best knowledge of the Purchaser, there is no actual or proposed additional Tax assessments or any claim of deficiency for any fiscal period ending on or prior to the Effective Date against the Purchaser or any of its Subsidiaries.

          (b) To the best knowledge of the Purchaser, no claim has ever been made by an authority in a jurisdiction, whether in the United States or otherwise, where any of the Purchaser and its Subsidiaries do not file Tax Returns that any of them is or may be subject to taxation by such jurisdiction. The Purchaser Disclosure Schedule indicates all federal Tax Returns that have been audited for all tax years for which the statute of limitations has not expired, and indicates those federal Tax Returns that are currently the subject of an audit.

          (c) Neither the Purchaser nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Purchaser or its Subsidiaries under Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. None of the Purchaser and its Subsidiaries is a party to any Tax allocation or sharing agreement.

          (d) None of the Purchaser or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that would obligate it to make any payments that will not be deductible under Section 280G of the Code.

          (e) There are no security interests on any of the assets of any of the Purchaser and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (f) The Purchaser and each Subsidiary have withheld from their employees (and timely paid to the appropriate governmental authority) all amounts required by the Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation, and withholding or payments to non-United States Persons) for all periods through the date hereof.

          (g) None of the Purchaser and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (h) None of the Purchaser and its Subsidiaries has filed a consent under Code Section 341(f) (or any similar provision of federal, state, local or foreign law) concerning collapsible corporations.

          (i) The unpaid Taxes of the Purchaser and its Subsidiaries (A) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Purchaser's most recent balance sheet (rather than in any notes thereto), and
(B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Purchaser and its Subsidiaries in filing their Tax Returns.

          (j) No "ownership change" within the meaning of Section 382 of the Code has occurred with respect to the Purchaser or any Subsidiary during the past 10 years.

          (k) Neither the Purchaser nor any Subsidiary (A) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code, or (B) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (l) No Tax is required to be withheld pursuant to any provision of federal, state, local or foreign law, including without limitation Section 1445 of the Code, as a result of any of the transactions contemplated by this Agreement.

          (m) Neither the Purchaser nor any Subsidiary is a lessor (or treated as a lessor for federal income Tax purposes) of any property pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect before the enactment of the Tax Reform Act of 1986, or of any property that is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          5.12 ENVIRONMENTAL MATTERS. Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule:

          (a) Each of the Purchaser and its Subsidiaries is in compliance with the provisions of all Environmental Laws, which compliance includes, but is not limited to, the possession by the Purchaser or its Subsidiaries, as appropriate, of all licenses, permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof where the failure to comply could, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

          (b) None of the Purchaser or any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, employee or otherwise, that alleges that the Purchaser or any of its Subsidiaries is not in such compliance where the failure to comply could, singly or in the aggregate, have a Material Adverse Effect on the Purchaser, and there are no currently existing circum stances actually known to the executive officers of the Purchaser that, if not corrected, could prevent such compliance in the future.

          (c) There are no Environmental Claims pending or, to the actual knowledge of the executive officers of the Purchaser, threatened against the Purchaser or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Purchaser or any of its Subsidiaries has retained or assumed either contractually or by operation of law that, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Purchaser; and to the actual knowledge of the executive officers of the Purchaser, there is no basis for any such claim.

          5.13 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in the Purchaser SEC Reports or the Purchaser Disclosure Statement: (a) since November 30, 1995, no event has occurred with respect to the Purchaser or any of its Subsidiaries which has had, or which is reasonably likely to have, a Material Adverse Effect on the Purchaser; and (b) since the date hereof, neither the Purchaser nor any of its Subsidiaries has taken any action which would be prohibited under Section 6.3.


                                   ARTICLE 6
                   ACTIONS BY THE COMPANY AND THE PURCHASER
                          PENDING THE EFFECTIVE DATE

          The Company and the Purchaser covenant as follows for the period from the date hereof through the Effective Date:

          6.1  MAINTENANCE OF BUSINESS.

          (a) Subject after the Filing Date to any obligations as a debtor and debtor-in-possession under the Bankruptcy Code, the Company shall, and shall cause each of its Subsidiaries to, diligently carry on its business in the ordinary course consistent with past practice, including, without limitation, meeting its obligations as they become due and fulfilling its commitments to suppliers to the extent allowed under the First Day Orders. The Company shall cause its existing insurance policies to be maintained in effect through the Effective Date.

          (b) The Purchaser shall, and shall cause each of its Subsidiaries to, diligently carry on its business in the ordinary course consistent with past practice. The Purchaser shall cause its existing insurance policies to be maintained in effect through the Effective Date.

          6.2 CERTAIN PROHIBITED COMPANY TRANSACTIONS. Without the prior written approval of the Purchaser (which shall not be unreasonably withheld or delayed) or except as otherwise contemplated under this Agreement or under the Plan, prior to the Effective Date the Company shall not, and shall cause each of its Subsidiaries not to:

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, except, in any such case, in the ordinary course of business and consistent with past practice and, with respect to indebtedness for borrowed money, pursuant to existing agreements or pursuant to a DIP Facility as contemplated by the Plan;

          (b) issue any shares of its capital stock or any other securities or any securities convertible into, exchangeable for or exercisable to purchase shares of its capital stock or any other securities, other than shares issued upon exercise of issued and outstanding options, warrants and other rights to purchase capital stock of the Company, or amend or modify the terms of any issued and outstanding options, warrants and other rights to purchase capital stock of the Company;

          (c) make or pay or incur any obligation to make or pay any dividend or other distribution on its capital stock or make or incur any obligation to make any redemption, repurchase or other acquisition of its respect to capital stock or split or reclassify any of its capital stock;

          (d) make any change to its Certificate of Incorporation or bylaws other than the filing of the Merger Certificate;

          (e) mortgage, pledge or otherwise encumber any of its properties or assets or sell, transfer or otherwise dispose of any of its properties or assets with a value in excess of $5,000,000 (unless such assets are worn-out obsolete) or cancel, release, compromise or assign any indebtedness owed to it or any claims held by it, except, in any such case, in the ordinary course of business and consistent with past practice or in connection with the DIP Facility;

          (f) enter into any sale and leaseback agreement or transaction except in the ordinary course of business and consistent with past practice;

          (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except, in any such case, in the ordinary course of business and consistent with past practice;

          (h) make any material tax election or make any material change in the Company's accounting principles or practices or tax positions (other than elections or changes necessary to facilitate refunds described under clause (c) of the definition of Excluded Assets);

          (i) enter into any engineering or mining services contracts involving fixed payments of more than $5,000,000 in any year or construction, construction management or mining operations contracts involving fixed payments of more than $10,000,000 in any year or into any other material contract (other than reimbursable subcontracts) that would involve fixed payments or accruals of fixed payments by the Company of more than $1,500,000 in any year;

          (j) enter into any employment agreement providing for a salary in excess of $150,000 per year or increase the compensation of employees who earn more than $150,000 per year other than increases in the ordinary course of business consistent with past practice; or

          (k) enter into any other transactions outside the ordinary course of business or do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue.

          6.3 CERTAIN PROHIBITED PURCHASER TRANSACTIONS. Without the prior written approval of the Company (which shall not be unreasonably withheld or delayed) or except as otherwise contemplated under this Agreement or under the Plan or except as disclosed in the Purchaser Disclosure Schedule, prior to the Effective Date the Purchaser shall not, and shall cause each of its Subsidiaries not to:

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, except, in any such case, in the ordinary course of business and consistent with past practice and, with respect to indebtedness for borrowed money, pursuant to existing agreements or pursuant to a DIP Facility as contemplated by the Plan;

          (b) issue any shares of its capital stock or any other securities or any securities convertible into, exchangeable for or exercisable to purchase shares of its capital stock or any other securities, other than shares issued upon exercise of issued and outstanding options, warrants and other rights to purchase capital stock of the Purchaser, or amend or modify the terms of any issued and outstanding options, warrants and other rights to purchase capital stock of the Purchaser;

          (c) make or pay or incur any obligation to make or pay any dividend or other distribution on its capital stock or make or incur any obligation to make any redemption, repurchase or other acquisition of its respect to capital stock or split or reclassify any of its capital stock;

          (d) mortgage, pledge or otherwise encumber any of its properties or assets or sell, transfer or otherwise dispose of any of its properties or assets with a value in excess of $5,000,000 (unless such assets are worn-out obsolete) or cancel, release, compromise or assign any indebtedness owed to it or any claims held by it, except, in any such case, in the ordinary course of business and consistent with past practice;

          (e) enter into any sale and leaseback agreement or transaction except in the ordinary course of business and consistent with past practice;

          (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except, in any such case, in the ordinary course of business and consistent with past practice;

          (g) enter into any employment agreement providing for a salary in excess of $150,000 per year or increase the compensation of employees who earn more than $150,000 per year other than increases in the ordinary course of business consistent with past practice; or

          (h) enter into any other transactions outside the ordinary course of business or do any other act which would cause any representation or warranty of the Purchaser in this Agreement to be or become untrue.

          6.4 PURCHASER PROXY STATEMENT. Subject to the terms and conditions of this Agreement, the Purchaser agrees to use its best efforts to prepare and file the Purchaser Proxy Statement with the SEC and to have the Purchaser Proxy Statement cleared by the SEC as promptly as practicable, including by consulting with the other parties hereto as to, and responding promptly to, any SEC comments with respect thereto. The Company agrees to provide all information regarding the Company and its subsidiaries, officers and directors that is necessary to permit the Purchaser to prepare and file the Purchaser Proxy Statement. In addition, if at any time prior to the stockholders' meeting any event or circumstance relating to the Company or any of its Subsidiaries, or any of its officers or directors should be discovered by the Company which is required to be set forth in an amendment or supplement to the Purchaser Proxy Statement, the Company shall promptly inform the Purchaser of such event or circumstance and shall provide all information with respect thereto necessary to permit the Purchaser to prepare such amendment or supplement. The information supplied by the Company for inclusion in the Purchaser Proxy Statement or any amendment or supplement thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          6.5 MEETING OF PURCHASER'S STOCKHOLDERS. The Purchaser shall, in accordance with applicable law and its certificate of incorporation and bylaws, duly call, convene and hold a meeting of its stockholders to occur as promptly as practicable (and in any event prior to December 31, 1996) for the purpose of voting upon this Agreement, the Merger and related matters. The Purchaser will, through its Board of Directors, recommend to its stockholders approval of such matters and will take all lawful action to solicit such approval, including without limitation timely mailing the Purchaser Proxy Statement, which shall include such recommendation.

          6.6 INVESTIGATION. Each of the Company and the Purchaser agrees to permit the other and its employees, agents and representatives reasonable access to (a) its premises and (b) all of its books, computer software application systems, files and records, including, but not limited to, lease, loan, real estate, financial, tax and personnel files and records, and to furnish the other such financial and operating data and other information with respect to its business, assets and properties as the other shall request, for the purpose of conducting a complete and thorough investigation and review of the other's business. Each of the Company and the Purchaser shall authorize its accountants to provide the other with their working papers for its financial statements. Each of the Company and the Purchaser shall make its officers and other employees available to the other and its employees, agents and representatives to respond to questions and requests for information in connection with the other's due diligence investigation. Each of the Company and the Purchaser shall keep the other informed of all material developments involving its operations and activities.

          6.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate any time from the date hereof to the Effective Date and (ii) any material failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The Company and the Purchaser acknowledge that they are presently unaware of any facts that cause any representation or warranty contained in this Agreement to be untrue or inaccurate.

          6.8 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, and the fiduciary duties of their respective Board of Directors, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with the Bankruptcy Court or with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. In addition, if at any time prior to the Effective Date any event or circumstance relating to either the Company or the Purchaser or any of their respective Subsidiaries, or any of their respective officers or directors, should be discovered by the Company or the Purchaser, as the case may be, and which should be set forth in an amendment or supplement to the Disclosure Statement or the Purchaser Proxy Statement, the discovering party shall promptly inform the other party of such event or circumstance.

          6.9 NEW YORK STOCK EXCHANGE LISTING. The Purchaser shall use its reasonable best efforts to cause the Surviving Corporation Common Stock and the Surviving Corporation Warrants to be issued under the Plan to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Date.

          6.10 EXECUTORY CONTRACTS. Exhibit F to the Standalone Plan lists each of the executory contracts and unexpired leases which the Company presently intends to reject in the Plan pursuant to Section 365 of the Bankruptcy Code in the Reorganization Cases. The Company shall notify the Purchaser of any proposed changes to such exhibit. During the pendency of the Reorganization Cases, the Company will not assume any contract or lease listed on Exhibit F to the Standalone Plan without the prior approval of the Purchaser (which shall not be unreasonably withheld or delayed).

          6.11 EXCLUSIVITY. The Company agrees that during the period from the date hereof until the Effective Date (or the earlier termination of this Agreement under Section 10.1), neither the Company nor any of its affiliates nor any of their respective directors, officers, employees, representatives or agents (collectively the "Restricted Parties"), shall directly or indirectly, solicit, initiate or encourage any discussions, submissions of proposals or offers or negotiations with, or assist or participate in, facilitate or encourage any effort or attempt by, or otherwise cooperate in any other way with, or participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, any corporation, partnership, Person or other entity or group, other than the Purchaser and its partners, employees, representatives, agents and affiliates, concerning any merger, consolidation, sale of assets, sale of shares of capital stock or other equity securities or other recapitalization, debt restructuring or similar transaction involving the Company, a substantial portion of the assets of the Company or any division of the Company, whether as part of a plan of reorganization or otherwise (any such transaction, other than a transaction solely involving MK Rail, being referred to herein as an "Alternative Transaction"); provided, however, that the Restricted Parties may furnish information to, or enter into discussions or negotiations with, any Person or entity in response to proposal for a Qualifying Alternative Transaction if, and only to the extent that, the Company's Board of Directors, after consultation with independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors to comply with its fiduciary obligations under applicable law. A "Qualifying Alternative Transaction" is an Alternative Transaction that the Company's Board of Directors determines in good faith, after consultation with its financial advisors, would provide aggregate consideration of at least $15,000,000 greater than the consideration provided by the Purchaser under this Agreement. For purposes of the foregoing definition, the value of the consideration provided by the Purchaser under this Agreement shall be deemed to be $235,000,000. The Company shall immediately inform each party with which it is currently holding discussions or negotiations concerning an Alternative Transaction of the execution of this Agreement and of the termination of such discussions or negotiations.

          The Company shall immediately (and within no more than 24 hours) notify the Purchaser if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction, and shall, in any such notice to the Purchaser, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep the Purchaser informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

                                   ARTICLE 7
                    CONDITIONS TO THE COMPANY'S OBLIGATIONS

          The obligations of the Company under this Agreement to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or written waiver, on or prior to the Effective Date, of each of the following conditions:

          7.1 CONFIRMATION OF THE PLAN. The Confirmation Order shall have been entered and no stay of the Confirmation Order pending appeal shall have been entered and all other conditions to the effectiveness of the Plan as set forth in the Plan shall have been satisfied or waived.

          7.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Purchaser contained in this Agreement shall be true and correct at and as of the Effective Date (except to the extent that such representations and warranties speak as of an earlier date) as if such representations and warranties were made at and as of the Effective Date, and the Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Date. There shall be delivered to the Company a certificate (signed by the President or a Vice President of the Purchaser on behalf of the Purchaser) to the foregoing effect.

          7.3 PURCHASER STOCKHOLDERS' MEETING. The Merger and the other transactions contemplated by this Agreement shall have been approved by the Purchaser's stockholders in accordance with the applicable requirements of the Delaware Law at a stockholders' meeting contemplated by Section 6.5. The letter, dated May 16, 1996, of Dennis Washington with respect to his agreement to vote his shares of Purchaser Common Stock in favor of the transactions contemplated by this Agreement shall not have been withdrawn or revoked.

          7.4 STOCK AND WARRANTS FREELY TRADEABLE. The Surviving Corporation Common Stock and the Surviving Corporation Warrants to be issued in the Distributions shall be issued under an exemption from registration under the Securities Act, shall be freely tradeable by holders who are not Affiliates of the Surviving Corporation or "underwriters" under the Securities Act with respect to such securities and shall contain no restrictive legend. The Surviving Corporation Common Stock and the Surviving Corporation Warrants shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          7.5 CONSENTS. All consents, approvals and authorizations from Governmental Authorities and other parties provided for under Sections 4.9 and
5.8 to permit consummation of the transactions as contemplated hereby (other than any consent, approval or authorization of the kind specified in clauses
(vi) or (vii) of either such Section) shall have been obtained.

          7.6 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other Proceeding by any Governmental Authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. No suit, action, investigation, inquiry or other Proceeding by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation.

          7.7 CERTIFICATES. The Purchaser shall have furnished the Company with such certificates of its officers, directors and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Company.

          7.8 CORPORATE DOCUMENTS. The Company shall have received from the Purchaser resolutions adopted by the board of directors of the Purchaser approving this Agreement and the transactions contemplated hereby, certified by the Purchaser's corporate secretary, and a tabulation reflecting the results of the vote of the stockholders of the Purchaser adopting this Agreement, certified by the inspector of election for the meeting of such stockholders.

          Notwithstanding the foregoing, the Company's obligation under this Agreement to consummate the Merger and the other transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of a breach by the Company of its obligations under this Agreement.

                                   ARTICLE 8
                   CONDITIONS TO THE PURCHASER'S OBLIGATIONS

          The obligations of the Purchaser under this Agreement to make the payments under Section 2.1 and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or written waiver, on or prior to the Effective Date, of each of the following conditions:

          8.1 COMPLETION OF OTHER TRANSACTIONS. Simultaneously with or prior to the Purchaser's effectuation of the transactions to be effected by it at the
Closing:

               (a) The Disclosure Statement and the Solicitation Materials shall have been approved by the Bankruptcy Court at the Disclosure Statement Hearing;

               (b) The Purchaser Proxy Statement shall have been cleared by the staff of the SEC and no stop order or proceeding seeking stop orders shall have been issued with respect to the Purchaser Proxy Statement.

               (c) The Confirmation Order shall have been entered and no stay of the Confirmation Order pending appeal shall have been entered and all other conditions to the effectiveness of the Plan as set forth in the Plan shall have been satisfied or waived.

               (d) The Surviving Corporation Common Stock and, if required by the New York Stock Exchange for the continued listing of the Surviving Corporation Common Stock, the Surviving Corporation Warrants shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Effective Date (except to the extent that such representations and warranties speak as of an earlier date) as if such representations and warranties were made at and as of the Effective Date, and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Date. There shall be delivered to the Purchaser a certificate (signed by the President or a Vice President of the Company on behalf of the Company) to the foregoing effect.

          8.3 CONSENTS. All consents, approvals and authorizations from Governmental Authorities, and other parties provided for under Sections 4.9 and
5.8 to permit consummation of the transactions as contemplated hereby (other than any consent, approval or authorization of the kind specified in clauses
(vi) or (vii) of either such Section), shall have been obtained.

          8.4 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other Proceeding by any Governmental Authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. No suit, action, investigation, inquiry or other Proceeding by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to have a Material Adverse Effect on the Purchaser or the Surviving Corporation.

          8.5 BORROWINGS UNDER DIP FACILITY. Aggregate borrowings under the DIP Facility shall not exceed $50,000,000 on the Effective Date.

          8.6 SETTLEMENT OF CERTAIN LITIGATION. All Company stockholder litigation (other than the litigation commenced in the name of Karol Pilarczyk) shall have been settled or dismissed in accordance with the agreements providing therefor entered into by the Company prior to the date hereof (copies of which have been provided to the Purchaser) or otherwise on terms acceptable to the Purchaser.

          8.7 HEADQUARTERS LEASE. On or prior to the Effective Date, all conditions to the effectiveness of a new lease (a copy of which has been furnished to

Purchaser) covering the Company's corporate headquarters in Boise, Idaho shall have been satisfied or waived.

          8.8 CERTIFICATES. The Company shall have furnished the Purchaser with such certificates of the respective officers of the Company and others to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by the Purchaser.

          8.9 CORPORATE DOCUMENTS. The Purchaser shall have received from the Company resolutions adopted by the board of directors of the Company approving this Agreement and the transactions contemplated hereby, certified by the corporate secretary of the Company.

          Notwithstanding the foregoing, the Purchaser's obligations under this Agreement to make the payments contemplated by Section 2.1 and to consummate the Merger and the other transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of a breach by the Purchaser of its obligations under this Agreement.

                                   ARTICLE 9
                            ACTIONS BY THE COMPANY
                  AND THE PURCHASER AFTER THE EFFECTIVE DATE

          9.1 FURTHER ASSURANCES. On and after the Effective Date, the Company and the Purchaser will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting the Purchaser in possession and operating control of the business of the Company from and after the Effective Time.

          9.2  DIRECTORS AND OFFICERS INSURANCE.  The Purchaser shall either:
(i) provide directors' and officers' liability insurance having substantially similar terms and conditions and providing substantially similar coverage as the directors' and officers' liability insurance maintained by the Company at the Effective Date for a period of three years following the Effective Date for all present directors and officers of the Company and its Subsidiaries, provided that the Purchaser may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors, or (ii) purchase runoff extensions under the Company's existing directors' and officers' and fiduciary liability insurance policies, extending the period for making claims under such policies for at least three years following the Effective Date; provided, in each case that if the annual cost of such coverage would exceed 150% of the Company's last annual premium therefor, the Purchaser shall purchase as much coverage as possible for 150% of such amount for each year in such three-year period.

          9.3  INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless the Purchaser, Washington Corporations, Dennis Washington and their respective affiliates, directors, officers, advisors, agents and employees (the "Indemnified Purchaser Parties"), to the fullest extent lawful, from and against any and all claims, actions and suits asserted against any of them, and any and all damages, judgments, liabilities and expenses resulting from or incurred in response thereto (including, without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal expenses) (collectively "Losses"), arising out of, or in connection with, the Merger or the Plan, and the Company shall indemnify and hold harmless all present officers and directors of the Company or any of its Subsidiaries (the "Indemnified Company Parties" and, together with the Indemnified Purchaser Parties the "Indemnified Parties"), to the fullest extent lawful, from and against any and all claims, actions and suits asserted against any of them and any and all Losses resulting from or incurred in response thereto, arising in whole of in part out of the status at any time of any such Person as on officer or director of the Company or any of its Subsidiaries or any action taken or omitted to be taken at any time in his or her capacity as such, including without limitation any such action taken or omitted to be taken in connection with this Agreement or the Plan or the respective transactions contemplated hereby and thereby; provided, that no Indemnified Party shall be entitled to indemnification by the Company hereunder with respect to any Losses arising solely from the bad faith or gross negligence (as finally determined by a court of competent jurisdiction) of such Indemnified Party or any affiliate, director, officer or employee of such Indemnified Party. If any action or proceeding shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from the Company, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of expenses as provided in the preceding sentence. The Indemnified Party shall have the right to employ separate counsel in any such action, and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by such Indemnified Party, unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company shall have failed promptly to assume the defense of such action or proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding, or
(iii) such Indemnified Party shall have reasonably concluded that there are defenses available to it which are different from or additional to those available to the Company which, if the Company and the Indemnified Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party (in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being agreed to and understood that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together, if appropriate, with one firm of local counsel per jurisdiction) at any time for such Indemnified Party, which counsel or firm shall be designated in writing by such Indemnified Party or by the Purchaser if there is more than on Indemnified Party, provided, that in the case of clause
(c) above, the Company shall only be liable for the fees and expenses of separate counsel with respect to such different or additional defenses and such Indemnified Party shall instruct such separate counsel to cooperate with Company counsel in order to reduce the fees and expenses for which the Company is liable). The Company shall not be liable for any settlement of such action or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless any such Indemnified Party from and against any Losses (to the extent stated above) by reason of such settlement or judgment. All references in this Section 9.3(a) to the "Company" shall be deemed to include the Surviving Corporation from and after the Effective Time.

          (b) The provisions of Section 9.3(a) shall be in addition to, but not duplicative of, any rights to indemnification that any of the Indemnified Company Parties may have under the certificate of incorporation of by-laws of the Company or any of its Subsidiaries or any agreement to which the Company or any of its Subsidiaries is a party, which rights (except as may otherwise be provided in the Plan) shall survive the Merger and be honored by the Surviving Corporation and the applicable Subsidiaries thereof in accordance with their terms.

          9.4 REGISTRATION RIGHTS. Without limiting the generality or effect of Section 1.1, the Plan will provide that the Surviving Corporation will on the Effective Date enter into a registration rights agreement (the "Registration Rights Agreement") substantially in the form of Exhibit 4 with Persons who receive Surviving Corporation Common Stock in the Distributions and who desire to be a party to such agreement.

                                  ARTICLE 10
                           TERMINATION AND AMENDMENT

          10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

          (a)  by mutual written consent of the Purchaser and the Company;

          (b) by either the Purchaser or the Company if (i) a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Plan or the Merger (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party who has not complied with its obligations under Section 6.8 and whose noncompliance has materially contributed to the issuance of any such order, decree or ruling or the taking of any such action), or (ii) the Effective Date shall not have occurred on or before December 31, 1996;

          (c) by the Purchaser if (i)(A) there are inaccuracies in the representations and warranties of the Company that would have a Material Adverse Effect on the Company, or (B) there has been a material breach on the part of the Company in the covenants of the Company set forth herein, or any failure on the part of the Company to comply with its material obligations hereunder, or any other events or circumstances shall have occurred or exist (otherwise than as the result, direct or indirect, of a breach by the Purchaser of its obligations under this Agreement), such that, in any such case, the conditions set forth in Article 8 cannot be satisfied on or prior to date on which all other conditions to the effectiveness of the Plan shall have been satisfied or waived, (ii) the Company has not received the Requisite Acceptances to the Plan on or prior to July 1, 1996, or (iii) the Confirmation Order shall not have been entered on or before August 31, 1996 (unless the failure of the Confirmation Order to be entered on or before such date was the result, direct or indirect, of actions or omissions by the Purchaser);

          (d) by the Company if (i) (A) there are inaccuracies in the representations and warranties of the Purchaser that would have a Material Adverse Effect on the Purchaser or the Surviving Corporation or (B) there has been a material breach on the part of the Purchaser in the covenants of the Purchaser set forth herein, or any failure on the part of the Purchaser to comply with its material obligations hereunder, or any other events or circumstances shall have occurred or exist (otherwise than as the result, direct or indirect, of a breach by the Company of its obligations under this Agreement), such that, in any such case, the conditions set forth in Article 7 cannot be satisfied on or prior to the date on which all other conditions to the effectiveness of the Plan shall have been satisfied or waived, or (ii) the Purchaser's stockholders do not approve the Merger in accordance with the applicable requirements of the Delaware Law at the Purchaser's stockholders' meeting contemplated by Section 6.5, or (iii) on or prior to the 35th day following Filing Date the Company receives a firm offer with respect to a Qualifying Alternative Transaction that, in the good faith determination of its Board of Directors after consultation with its financial advisors and with independent legal counsel (which may include its regularly engaged legal counsel), is reasonably capable of being financed and would cause the Board of Directors of the Company to violate its fiduciary duties under applicable law were it to proceed with the Plan and the Merger under this Agreement (such an offer, an "Offer"), and following such determinations such Offer and all documents relating thereto, together with a written statement on behalf of the Board of Directors of the Company that the Company intends to terminate this Agreement in order to accept such Offer, is presented to the Purchaser and the Purchaser declines to match or exceed such Offer within three business days following such presentation.

          10.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement by either the Company or the Purchaser as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Purchaser or the Company or their respective officers or directors (other than as provided in Section 10.3 below) except for Sections 9.3 and 12.12.

          10.3  BREAK-UP FEES.   In the event (a) the Company (i) fails to
consummate the Merger in breach of its obligations under this Agreement, or (ii) terminates this Agreement pursuant to Section 10.1(d)(iii) and thereafter enters into a definitive agreement with respect to a Substantial Transaction within one year of such termination, and (b) in either such case the Purchaser is not in material breach of its obligations under this Agreement and, at the time of such failure or termination, as the case may be, is ready, willing and able to proceed to consummate the transactions hereunder, the Company shall forthwith pay Purchaser a fee of $9,000,000 plus reimbursement of expenses as provided in
Section 10.4. In addition, in the case of a termination pursuant to Section 10.1(d)(iii), the Company shall pay the Purchaser, promptly upon consummation of such Substantial Transaction, the lesser of (i) $3,000,000 and (ii) 40% of the amount by which the value of the consideration provided in the Substantial Transaction exceeds $250,000,000. A "Substantial Transaction" means an Alternative Transaction involving the sale of the Company, the sale of a majority of the stock of the Company (by means of a merger, stock sale or other transaction), the sale of any of the Company's principal operating businesses (other then MK Rail) and any other reorganization involving an equity infusion.

          10.4 EXPENSES. The Company shall be responsible for the payment of all expenses incurred by the Company in connection with the Plan and the Merger, including all fees of attorneys, brokers, finders, accountants, and financial advisors, whether or not the Plan or the Merger shall be consummated. The Company agrees to fulfill its obligation to reimburse the Purchaser for any reasonable out-of-pocket fees and expenses incurred by Purchaser pursuant to the April 15, 1996 letter agreement between the Company and Purchaser; provided that such expenses and fees incurred on or after May 16, 1996 through May 23, 1996 shall not exceed an aggregate of $150,000. Paragraph 4 of the April 15, 1996 letter agreement is hereby terminated as of the date hereof. In the event that the break-up fee set forth in Section 10.3 becomes due and payable to the Purchaser, the Company shall reimburse the Purchaser for such reasonable documented out-of-pocket expenses and fees incurred after May 13, 1996 in an amount not to exceed $1,000,000.

                                  ARTICLE 11
                                  DEFINITIONS

          11.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and controlled have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein contained, neither MK Rail nor any Subsidiary thereof shall be deemed to be an "Affiliate" of the Company or any of its Subsidiaries.

          "Agreement" has the meaning set forth in the Preamble hereof.

          "Applicable Agreement" means, with respect to any Person, any bond, debenture, note or any other evidence of indebtedness, indenture, mortgage, deed of trust, lease, contract, agreement, license or instrument to which such Person or any of the Subsidiaries is a party or by which any of their respective properties or assets is bound.

          "Applicable Employment Law" means any Applicable Law governing or respecting employment or the termination thereof, employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, or discriminatory, wrongful or tortious conduct in connection with the employment relationship.

          "Applicable Law" means any law, statute, ordinance, judgment, injunction, decree, writ, regulation, interpretation, rule or order of any court or Governmental Authority, and any other governmental restrictions or requirements, including (without limitation) pursuant to any permit or license in effect on or prior to the Effective Date.

          "Bankruptcy Code" has the meaning set forth in Section 1.3

          "Bankruptcy Court" has the meaning set forth in Section 1.5.

          "Bankruptcy Notices" has the meaning set forth in Section 1.4.

          "Bankruptcy Rules" has the meaning set forth in Section 1.3.

          "Benefit Plan" has the respective meanings set forth in Section 4.13(a) and 5.10(a).

          "Chapter 11 Petitions" has the meaning set forth in Section 1.4.

          "Charter Documents" means, with respect to any Person, the articles or certificate of incorporation and by-laws, partnership agreement or other organizational documents of such Person.

          "Code" shall mean the Internal Revenue Code of 1986, as amended to the date hereof.

          "Company" has the meaning set forth in the Preamble.

          "Company Common Stock" means the Common Stock, par value $1.67 per share, of the Company.

          "Company Disclosure Schedule" means a schedule delivered by the Company to the Purchaser as of the date hereof which sets forth exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement.

          "Company Preferred Stock" means the Preferred Stock, par value $.10 per share, of the Company.

          "Company SEC Reports" has the meaning set forth in Section 4.6.

          "Confirmation Hearing" has the meaning set forth in Section 1.5.

          "Confirmation Order" has the meaning set forth in Section 1.7.

          "Debtor Subsidiaries" has the meaning set forth in Section 1.3.

          "Delaware Law" has the meaning set forth in Section 3.1.

          "DIP Facility" has the meaning set forth in Section 1.9.

          "Disbursing Agent" has the meaning set forth in Section 2.1.

          "Disclosure Statement" has the meaning set forth in Section 1.3.

          "Disclosure Statement Hearing" has the meaning set forth in Section
1.5.

          "Distributions" has the meaning set forth in Section 1.8.

          "Effective Date" has the meaning set forth in Section 1.8.

          "Effective Time" has the meaning set forth in Section 3.1.

          "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of or resulting from (a) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Company or any of the Subsidiaries, or (b) any noncompliance with any Environmental Law.

          "Environmental Law" means any and all Applicable Laws relating to pollution or the protection of human health or the environment or to emissions, discharges, releases or threatened releases of any Materials of Environmental Concern into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, generation, treatment, storage, disposal, transport or handling of any Materials of Environmental Concern.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, that together with the Person would be deemed a "single employer" (i) under ERISA Section 4001 for purposes of any plan which is subject to Title IV of ERISA; (ii) under Code Sections 414(b), (c), (m) or (o) for purposes of liability under ERISA Sections 302(c)(11) and Code
Section 412(c)(11) or for purposes of any lien created under ERISA Section 302(f) or Code Section 412(n); or (iii) under Code Sections 414(b) or (c) for all other applicable purposes not described above.

          "Exchange Act" has the meaning set forth in Section 4.6.

          "Excluded Assets" means (a) the common stock in MK Rail owned by the Company, (b) the Company's note receivable from MK Rail or the proceeds therefrom, and (c) all amounts received by the Company in respect of refunds of federal income tax and interest thereon associated with amended federal income tax returns of the Company and its consolidated Subsidiaries for the calendar years 1982 through 1990 which were filed prior to January 1, 1996, which change the Company's election from deducting foreign taxes to claiming a credit for those taxes; provided, that the cumulative total amount of such amounts received which constitute "Excluded Assets" under this clause (c) shall not exceed $18,000,000.

          "Filing Date" has the meaning set forth in Section 1.3.

          "First Day Orders" has the meaning set forth in Section 1.4.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

          "Governmental Authority" means any Federal, state, local or foreign court or governmental, administrative or regulatory authority or agency.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Intellectual Property" means all trademarks, patents, service marks, trade names, copyrights, fictitious business names, and licenses or similar agreements or arrangements.

          "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim, or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell).

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the condition (financial or otherwise), revenues, gross profits, assets, liabilities or business of such Person and its Subsidiaries, taken as a whole, (ii) the ability of such Person or any of its Affiliates to perform its obligations hereunder or (iii) the validity or enforceability of this Agreement. The assertion of a claim arising out of a contract, agreement or commitment to which the Company or any of its Subsidiaries is a party that, as a result of the consummation of the transactions contemplated hereby, the Surviving Corporation would be in breach of, or would be subject to a diminution in or termination of its rights or benefits under, an agreement, contract or commitment, the result of which is reasonably likely to result in a decrease in annual gross profit of at least $3,000,000 for any single agreement, contract or commitment shall be deemed to be an event which is reasonably likely to have a Material Adverse Effect on the Company; provided, however, that any such claim that shall have been been resolved prior to the Effective Date without having resulted in such a decrease in annual gross profit being reasonably likely shall not be deemed to be such an event.

          "Materials of Environmental Concern" means pesticides, chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances.

          "Merger" has the meaning set forth in Recital C.

          "Merger Certificate" shall have the meaning set forth in Section 3.1.

          "MK Rail" means MK Rail Corporation, a Delaware corporation.

          "Multiemployer Plan" means, with respect to any Person, on any date, a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made at any time during the six-year period ending on or prior to such date, by such Person and that is covered by Title IV of ERISA.

          "NLRB" means the National Labor Relations Board.

          "Offer" has the meaning set forth in Section 10.1(d).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permit" means all certificates, licenses, approvals and permits necessary under Applicable Laws in connection with the present use of the properties and assets and operation of the businesses of the Company and its Subsidiaries.

          "Pension Benefit Plan" means, with respect to any Person, an employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is maintained or contributed to by such Person or with respect to which such Person has any obligation or liability.

          "Permitted Liens" means (i) Liens securing the Company's existing indebtedness and indebtedness under the DIP Facility; (ii) Liens in favor of the Company or any Subsidiary; (iii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, (vi) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable,
(vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (viii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries, (ix) Purchase Money Liens (including extensions and renewals thereof); (x) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; and (xi) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

          "Person" means any individual, partnership, corporation, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Plan" has the meaning set forth in Section 1.1.

          "Proceeding" means an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, threatened or, to the actual knowledge of the executive officers of the Company, contemplated.

          "Purchase Money Lien" means a Lien granted on an asset or property to secure indebtedness incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property.

          "Purchaser" has the meaning set forth in the Preamble.

          "Purchaser Common Stock" means the Common Stock, par value $.01 per share, of the Purchaser.

          "Purchaser Disclosure Schedule" means a schedule delivered by the Purchaser to the Company as of the date hereof which sets forth exceptions to the representations and warranties contained in Article 5 hereof and certain other information called for by Article 5 hereof and other provisions of this Agreement.

          "Purchaser Proxy Statement" has the meaning set forth in Section 4.8.

          "Purchaser SEC Reports" has the meaning set forth in Section 5.6.

          "Qualifying Alternative Transaction" has the meaning set forth in
Section 6.11.

          "Registration Rights Agreement" has the meaning set forth in Section 9.4.

          "Reorganization Cases" has the meaning set forth in Section 1.5.

          "Requisite Acceptances" has the meaning set forth in Section 1.3.

          "SEC" has the meaning set forth in Section 4.6.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Solicitation Materials" has the meaning set forth in Section 1.3.

          "Standalone Plan" has the meaning set forth in Recital A.

          "Standalone Disclosure Statement" has the meaning set forth in Recital A.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided that, notwithstanding anything to the contrary herein contained, neither MK Rail nor any Subsidiary thereof shall not be deemed to be a "Subsidiary" of the Company.

          "Substantial Transaction" has the meaning set forth in Section 10.3.

          "Surviving Corporation" has the meaning set forth in Section 3.1.

          "Surviving Corporation Common Stock" means the Common Stock, par value $.01 per share, of the Surviving Corporation.

          "Surviving Corporation Preferred Stock" means the Preferred Stock, par value $.01 per share, of the Surviving Corporation.

          "Surviving Corporation Series A Preferred Stock" means the Series A Preferred Stock, par value $.01 per share, of the Surviving Corporation.

          "Surviving Corporation Warrants" has the meaning set forth in Section 3.4.

          "Tax or Taxes" means any federal, state, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, transfer, stamp, occupation, alternative or add-on minimum, estimated or other taxes of any kind whatsoever (including, without limitation, fines, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Returns" means any federal, state, local and foreign returns, declarations, elections, statements, reports, schedules and information returns pertaining to any Tax or the refiling or amendment of any such Tax Returns previously filed.

          "Touchstone Plaintiffs" has the meaning set forth in Section 1.3.

          "ULP" means an unfair labor practice as defined in the National Labor Relations Act.

          "Welfare Benefit Plan" means, with respect to any Person, an employee welfare benefit plan (as defined in Section 3(1) of ERISA), other than a Multiemployer Plan, which is maintained or contributed to by such Person or with respect to which such Person has any obligation or liability.

                                  ARTICLE 12
                                 MISCELLANEOUS

          12.1 SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in the Company Disclosure Schedule and the Purchaser Disclosure Schedule shall be deemed to be representations and warranties of the Company and Purchaser, respectively. The representations and warranties of the Company and the Purchaser contained herein and in the Company Disclosure Schedule and Purchaser Disclosure Schedule, respectively, shall not survive the Effective Time.

          12.2 ASSIGNMENT; BINDING; EFFECT; BENEFITS. Neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law or otherwise) by the Company without the prior written consent of the Purchaser, or by the Purchaser without the prior written consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 9.2, 9.3 and 9.4, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          12.3 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission (with confirmation given) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

     If to
     the Company:

          Morrison Knudsen Corporation
          Morrison Knudsen Plaza
          P.O. Box 73
          Boise, Idaho  83729
          Attention:  Stephen G. Hanks

     If to the Purchaser:

          Washington Construction Group, Inc.
          27400 East 5th Street
          Highland, California  92346
          Attention:  John Wimberly

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          12.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware or, solely, with respect to matters of law concerning the internal corporate affairs of any corporate entity which is the subject of this Agreement, the law of the jurisdiction under which the respective entity derives its powers.

          12.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto and the confidentiality agreements referred to in Section 12.12, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supple ment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.7 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          12.8 HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.9 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and that the parties shall be entitled to specific performance of the terms hereof, in addition to actions for damages and any other remedy at law or equity.

          12.10 ATTORNEYS FEES. The parties hereby agree that if any party hereto pursues a Proceeding to enforce the terms of this Agreement, the prevailing party in any such Proceeding shall be entitled to recover its attorneys fees and other costs and expenses incurred in such Proceeding from the other party.

          12.11 PUBLICITY. All public announcements or statements concerning the Merger and the Plan shall be jointly approved by Purchaser and the Company. However, in the event the parties are unable to agree on a public statement or announcement following the announcement of this Agreement and the Company or the Purchaser determines, after consultation with counsel, that such statement or announcement is required by law, then the Company or the Purchaser, as the case may be, may issue such statement or announcement.

          12.12 CONFIDENTIALITY AGREEMENTS. The February 1996 confidentiality agreement between Donaldson, Lufkin & Jenrette Securities Corporation and Washington Corporations and the March 1996 confidentiality agreement between the Company and the Purchaser shall survive, without modification, the execution of this Agreement and any termination hereof.

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                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WASHINGTON CONSTRUCTION GROUP, INC.



By  /s/ J. H. Wimberly
    -----------------------
    President and Chief
    Executive Officer


By  _______________________

MORRISON KNUDSEN CORPORATION



By  /s/ Robert A. Tinstman
    -----------------------
    Robert A. Tinstman
    President and
    Chief Executive Officer


By  /s/ Stephen G. Hanks
    -----------------------
    Stephen G. Hanks
    Executive Vice President
    and Chief Legal Counsel